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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 31, 1999


                        PLANET POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



    0-26804                                                 33-0502606
(Commission File No.)                         (IRS Employer Identification No.)

                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 549-5130


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ITEM 5.  OTHER EVENTS.

        At the request of the Nasdaq Stock Market, the Registrant hereby files its unaudited Consolidated Balance Sheet as of January 31, 1999 and unaudited Consolidated Statement of Operations for one month ended January 31, 1999.

        Pursuant to Marketplace Rule 4310(c)(2), the Registrant is required to maintain net tangible assets of $2 million for continued quotation on the Nasdaq SmallCap Market. As of January 31, 1999, the Registrant's net tangible assets were $2.2 million. Failure to meet the maintenance criteria in the future may result in the Registrant's Common Stock not being eligible for quotation. There can be no assurance that the Registrant will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    EXHIBITS.

               99.1 Unaudited Consolidated Balance Sheet as of January 31, 1999 and unaudited Consolidated Statement of Operations for one month ended January 31, 1999.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PLANET POLYMER TECHNOLOGIES, INC.



Dated:  March 12, 1999              By:  /s/ Robert J. Petcavich
                                       -------------------------------
                                       Robert J. Petcavich
                                       Chairman, Chief Executive Officer and
                                       Secretary


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                                INDEX TO EXHIBITS


        99.1 Unaudited Consolidated Balance Sheet as of January 31, 1999 and unaudited Consolidated Statement of Operations for one month ended January 31, 1999. See page 5.


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